     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1997
                                                    REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                              IKON CAPITAL, INC.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

               DELAWARE                              23-2493042
    (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION
    INCORPORATION OR ORGANIZATION)                     NUMBER)

                     1738 BASS ROAD, MACON, GEORGIA 31210
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 912-471-2300
                        (REGISTRANT'S TELEPHONE NUMBER)

                               ----------------
                             WILLIAM F. DRAKE, JR.
                                GENERAL COUNSEL
                          IKON OFFICE SOLUTIONS, INC.
                                 P.O. BOX 834
                            VALLEY FORGE, PA 19482
                                 610-296-8000
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               ----------------
                                  COPIES TO:
                            ROBERT E. BUCKHOLZ, JR.
                              SULLIVAN & CROMWELL
                               125 BROAD STREET
                           NEW YORK, NEW YORK 10004

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as determined by market conditions after the effective date of this Registration Statement.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                                           --------------

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                          ------------

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
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
                                                          PROPOSED
                                           PROPOSED       MAXIMUM
 TITLE OF EACH CLASS OF                    MAXIMUM       AGGREGATE     AMOUNT OF
    SECURITIES TO BE       AMOUNT TO    OFFERING PRICE    OFFERING    REGISTRATION
       REGISTERED        BE REGISTERED    PER UNIT(1)     PRICE(1)        FEE
----------------------------------------------------------------------------------
Debt Securities......... $2,000,000,000      100%      $2,000,000,000   $606,061
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee; or if any Debt Securities are issued (i) with a principal amount denominated in a foreign currency, such principal amount as shall result in an aggregate initial offering price equivalent to $2,000,000,000 at the time of initial offering, or (ii) at an original issue discount, such greater principal amount as shall result in proceeds to the registrant of $2,000,000,000.

                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(a), MAY DETERMINE.

  PURSUANT TO RULE 429 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS WHICH IS A PART OF THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS WHICH ALSO COVERS AN AGGREGATE OF $73,250,000 OF SIMILAR, UNISSUED SECURITIES REGISTERED UNDER REGISTRATION STATEMENT NO. 33-59227, AS PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-3, DECLARED EFFECTIVE ON MAY 18, 1995.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, DATED MAY 14, 1997

PRELIMINARY PROSPECTUS

                                 $2,073,250,000

                               IKON CAPITAL, INC.

                                DEBT SECURITIES

                                 ------------

  IKON Capital, Inc. (the "Company") may from time to time offer its Debt Securities consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series at an aggregate initial offering price not to exceed $2,073,250,000. The terms of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, which may include securities denominated in U.S. dollars, in any other currency or in composite currencies such as the European Currency Unit, date or dates on which principal is payable, interest rate or rates (which may be fixed or variable) and time of payment of interest, if any, terms for redemption at the option of the Company, terms for any repayment of principal amount at the option of the holder (which option may be conditional), terms for any sinking fund payments, the initial public offering price, the names of any underwriters or agents, the principal amounts, if any, to be purchased by underwriters and the compensation of such underwriters or agents and the other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered, are set forth in the accompanying Prospectus Supplement. The Debt Securities are solely the obligations of the Company and are not guaranteed by the Company's parent corporation, IKON Office Solutions, Inc. This Prospectus may not be used to consummate the sale of Debt Securities unless accompanied by a Prospectus Supplement.

  The Company may sell Debt Securities to or through one or more underwriters for public offering and sale by them or may sell Debt Securities to investors directly or through agents. See "Plan of Distribution." Such underwriters or agents may include one or more of Lehman Brothers, Lehman Brothers Inc., Chase Securities Inc., Goldman, Sachs & Co. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated or a group represented by one or more of such firms or by one or more other firms.

                                 ------------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
     PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ------------

                  The date of this Prospectus is May   , 1997.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF DEBT SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH DEBT SECURITIES, AND THE IMPOSITION OF A PENALTY BID, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                             AVAILABLE INFORMATION

  The Company and IKON Office Solutions, Inc. ("IKON"), which owns 100% of the outstanding common stock of the Company, are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith file reports, proxy material (IKON only) and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy materials and other information can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C., as well as Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, and 7 World Trade Center, Suite 1300, New York, New York and copies can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Registration Statement has been, and amendments thereto will be, filed with the Commission through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy statements and other information regarding issuers, such as the Company and IKON, that file electronically with the Commission. Reports, proxy material and other information concerning IKON can also be inspected at the offices of the New York, Philadelphia and Chicago Stock Exchanges.

  The Company is not required to deliver an annual report to its security holders pursuant to Section 14 of the 1934 Act, nor does it currently intend to deliver to holders of its debt securities any other report that contains financial information relating to the Company that has been examined and reported upon, with an opinion expressed by, an independent accountant. Such information, however, is contained in the Company's Annual Report on Form 10-K and in other periodic reports filed with the Securities and Exchange Commission that the Company will provide without charge (without exhibits), upon request, to any such security holder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's Annual Report on Form 10-K for the year ended September 30, 1996, the Company's Quarterly Reports on Form 10-Q for the periods ended December 31, 1996 and March 31, 1997, and the Company's reports on Form 8-K dated April 14, 1997 and April 23, 1997 filed with the Commission pursuant to the 1934 Act are hereby incorporated in this Prospectus by reference.

  All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act (i) after the date of the initial Registration Statement and prior to the effectiveness of the Registration Statement, and
(ii) from and after the date of such effectiveness and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus. This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the Commission and to which reference is hereby made.

  The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Communications Department, IKON Office Solutions, Inc., P.O. Box 834, Valley Forge, PA 19482; telephone number 610-296-8000.

                          FORWARD-LOOKING INFORMATION

  This Prospectus contains, and other materials filed or to be filed by the Company with the Commission which are incorporated by reference herein, as well as information included in oral statements or other written statements made or to be made by the Company, contain or will contain or include, disclosures which are forward-looking statements relating to the Company or its parent, IKON, within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the 1934 Act. Such forward-looking statements address, among other things, strategic initiatives (including plans for enhancing the Company's or IKON's business through new acquisitions, information technology systems, sales strategies, market growth plans and acquisition and margin enhancement initiatives, capital expenditure requirements and financing sources). Such forward-looking information is based upon managament's current plans or expectations and is subject to a number of uncertainties and risks that could significantly affect the Company's and/or IKON's current plans, anticipated actions and future financial condition and results. These uncertainties and risks include, but are not limited to, those relating to IKON's successful management of an aggressive program to acquire and integrate new companies, including companies with technical services and products that are relatively new to IKON, and also including companies outside the United States, which present additional risks relating to international operations; risks and uncertainties (applicable to both the Company and IKON) relating to conducting operations in a competitive environment; delays, difficulties, technological changes and employment issues (applicable to both the Company and IKON) associated in a large-scale transformation project; debt service requirements (applicable to both the Company and IKON) including sensitivity to fluctuation in interest rates; and general economic conditions. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company or IKON.

                                  THE COMPANY

  The Company's principal executive offices are located at 1738 Bass Road, Macon, Georgia 31210; telephone number: 912-471-2300.

                 RELATIONSHIP WITH IKON OFFICE SOLUTIONS, INC.

  The Company, as a captive finance subsidiary of IKON, derives its customer base from the business sourced by IKON locations throughout the United States. There are several agreements and programs between the Company and IKON, which are described below.

SUPPORT AGREEMENTS

  The Company and IKON are parties to an agreement (the "1996 Support Agreement") dated as of October 22, 1996, which contains a requirement that IKON maintain 100% ownership of the Company. The Company's agreements with noteholders and other lenders (the "Debtholders") generally include covenants that it will not assign, amend or terminate the 1996 Support Agreement unless either (i) all the outstanding debt of the company is repaid or (ii) the approval of at least two-thirds of the Company's Debtholders is obtained (for all outstanding amounts covered by the 1996 Support Agreement). (See "1996 Support Agreement" below).

  The Company and IKON were previously parties to the 1994 Support Agreement, dated as of June 1, 1994, which contained terms identical to those contained in the 1996 Support Agreement, except that the 1994 Support Agreement did not require that IKON (i) maintain 100% ownership of the Company and (ii) obtain the consent of two-thirds of the Debtholders (for all outstanding amounts covered by the 1996 Support Agreement) as a condition to assignment, amendment and termination. Except for these two new requirements, which are included in the 1996 Support Agreement, all of the other provisions of the 1994 Support Agreement remain in effect in the 1996 Support Agreement. The 1994 Support Agreement was replaced by the 1996 Support Agreement after the Company obtained in writing from Moody's Investors Services and Standard & Poor's Rating Services confirmation that the Company's debt rating would not be downgraded as a result of the foregoing new requirements.

  The Company and IKON are also parties to a Maintenance Agreement, dated August 15, 1991 (the "1991 Maintenance Agreement"), and an Operating Agreement, dated August 15, 1991 (the "1991 Operating Agreement", and together with the 1991 Maintenance Agreement, the "1991 Maintenance and Operating Agreements"), which are further described below. The Company has agreed with its Debtholders pursuant to loan agreements entered into before June 1, 1994 that it will not amend or terminate the 1991 Maintenance and Operating Agreement without each such Debtholder's consent. Such loan agreements will mature over the next several years, with the latest maturity occurring in August 1998, at which time the Company and IKON may terminate the 1991 Maintenance and Operating Agreements.

THE 1996 SUPPORT AGREEMENT

  The 1996 Support Agreement between the Company and IKON provides that IKON will make a cash payment to the Company (or an investment in the form of equity or subordinated notes) as needed to comply with two requirements: i) that the Company will maintain a pre-tax interest coverage ratio (income before interest expense and taxes divided by interest expense) so that the Company's pre-tax income plus interest expense (together with cash payments from IKON) will not be less than 1.25 times interest expense, and ii) that the Company will maintain a minimum tangible net worth of $1.00. The agreement also provides that IKON will maintain 100% direct or indirect ownership of the Company.

  Unlike the 1991 Operating Agreement, the 1996 Support Agreement does not contain a requirement that the IKON operating locations repurchase all defaulted lease contracts. The 1996 Support Agreement does not include the repurchase requirement because the Company and IKON wish to preserve the flexibility, on a prospective basis, to allow the credit risk for defaulted contracts to remain with the Company. In such event, the credit decision and reserves for defaulted contracts would become the responsibility of the Company. If the Company were responsible for the credit risk and costs associated with defaulted contracts, the Company would increase its current lease rates in order to offset these increased costs. Consequently, the Company believes that the impact of any future shift of the credit risk from the IKON operating locations to the Company would not be material to the Company's future results of operations. The Company's (and IKON's) present intention, however, is to continue the repurchase arrangement with the IKON operating locations as currently in effect.

THE 1991 MAINTENANCE AND OPERATING AGREEMENTS

  The 1991 Maintenance Agreement provides that IKON will make a cash payment to the Company (or an investment in the form of equity or subordinated notes) as needed in amounts sufficient to meet a specified minimum fixed charge coverage ratio and a maximum debt-to-equity ratio. Earnings before fixed charges (primarily interest) must be at least 1.3 times fixed charges. The Company has satisfied this requirement independently (without requiring payment or an investment from IKON). The Company's debt-to-equity ratio is limited to 6 to 1 according to the terms of the 1991 Maintenance Agreement. The Company must also maintain minimum tangible net worth of not less than $1.00.

  Pursuant to the terms of the 1991 Maintenance Agreement, the Company received capital contributions from IKON of $19 million in the first six months of fiscal 1997, $30 million in fiscal 1996, $29 million in fiscal 1995 and $8.3 million in fiscal 1994.

  The 1991 Operating Agreement requires the IKON operating locations to repurchase all defaulted lease contracts. A default is defined in the 1991 Operating Agreement as any receivable which is past due for 120 days or is otherwise reasonably declared uncollectible by the Company. The repurchase amount is defined as the net book value of a lease on the default date.

  The 1991 Maintenance and Operating Agreements provide for modification or amendment with both parties' consent and provide for cancellation by either party upon 90 days written notice. The Company has generally agreed with its Debtholders pursuant to loan agreements entered into prior to June 1, 1994, however, that it will not amend the 1991 Maintenance and Operating Agreements without each such Debtholder's consent. Such loan agreements are scheduled to expire over the next several years, with the latest maturity occurring in August 1998, at which time the Company and IKON may terminate the 1991 Maintenance and Operating Agreements.

CASH MANAGEMENT PROGRAM

  The Company participates in IKON's domestic Cash Management program. Under this program, the Company has an account with IKON through which cash in excess of current operating requirements is temporarily placed on deposit. Similarly, amounts are periodically borrowed from IKON. Interest is paid (or charged) by IKON on these amounts. The Company (i) was in a net deposit condition with IKON during the first six months of fiscal 1997 and the fiscal years of 1996 and 1995 and (ii) earned interest income of approximately $2.0 million, $2.9 million and $1.5 million, respectively. The Company was a net borrower in 1994 incurring net interest costs of $496,000 under this program.

MANAGEMENT FEE

  The Company is charged a management fee by IKON to cover certain corporate overhead expenses. These charges are included as general and administrative expenses in the Company's financial statements and amounted to $276,000 in the first six months of fiscal 1997, $552,000 in the fiscal years of 1996 and 1995, and $396,000 in the fiscal year of 1994.

FEDERAL INCOME TAX ALLOCATION AGREEMENT

  IKON and the Company participate in a Federal Income Tax Allocation Agreement dated June 30, 1989, in which the Company consents to the filing of consolidated federal income tax returns with IKON. IKON agrees to collect from or pay to the Company its allocated share of any consolidated federal income tax liability or refund applicable to any period for which the Company is included in IKON's consolidated federal income tax return.

INTEREST ON INCOME TAX DEFERRALS

  The Company provides substantial tax benefits to IKON through the use of the installment sales method on equipment financed through the Company. Taxes deferred by IKON due to this tax treatment totaled a cumulative amount of approximately $235 million at the end of fiscal 1996. IKON pays the Company interest on the portion of these tax deferrals (approximately $157 million at the end of fiscal 1996) which arise from tax deferrals on intercompany sales. In fiscal 1996 and 1995, interest was earned by the Company at a rate consistent with the Company's weighted average outside borrowing rate of interest. Under this method, the Company earned interest at an average rate of 6.8% in 1996 totaling $8.7 million and at an average rate of 6.7% in 1995 totaling $5.9 million. In fiscal 1994, interest was earned by the Company at a rate of 6.0% and totaled $3.8 million.

LEASE BONUS PROGRAM

  The Company sponsored a lease bonus subsidy program which provided incentives to IKON operating locations when IKON customers lease equipment from the Company. Payments under this program can be reduced or eliminated at any time by joint agreement of the Company and IKON. During fiscal 1996, 1995 and 1994, bonus payments were calculated on the basis of the IKON locations' increase in the percentage of equipment sales leased through the Company, and totaled $6.9 million, $7.3 million and $8.8 million, respectively. Effective October 1, 1996, the Company changed the focus of the bonus subsidy program to reimburse IKON for third party lease payoffs incurred when buying out the equipment leases of a competitor.

                              IKON CAPITAL, INC.

                      RATIO OF EARNINGS TO FIXED CHARGES

                                                           FISCAL YEAR ENDED
                                       SIX MONTHS ENDED      SEPTEMBER 30,
                                       ---------------- ------------------------
                                        MARCH 31, 1997  1996 1995 1994 1993 1992
                                       ---------------- ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges....       1.8        1.9  1.8  2.0  1.7  1.5

                 IKON OFFICE SOLUTIONS, INC. AND SUBSIDIARIES

                      RATIO OF EARNINGS TO FIXED CHARGES

                                                           FISCAL YEAR ENDED
                                       SIX MONTHS ENDED      SEPTEMBER 30,
                                       ---------------- ------------------------
                                        MARCH 31, 1997  1996 1995 1994 1993 1992
                                       ---------------- ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges....       2.1(1)     3.1  3.3  3.7  3.1  3.1

--------
(1) Excluding the effect of the extraordinary loss on early extinguishment of debt, the ratio of earnings to fixed charges for the six months ended March 31, 1997 is 2.4.

                 IKON OFFICE SOLUTIONS, INC. AND SUBSIDIARIES

                      RATIO OF EARNINGS TO FIXED CHARGES
                   (EXCLUDING CAPTIVE FINANCE SUBSIDIARIES)

                                                           FISCAL YEAR ENDED
                                       SIX MONTHS ENDED      SEPTEMBER 30,
                                       ---------------- ------------------------
                                        MARCH 31, 1997  1996 1995 1994 1993 1992
                                       ---------------- ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges....       2.7(2)     4.8  4.9  5.3  4.5  4.7

--------
(2) Excluding the effect of the extraordinary loss on early extinguishment of debt, the ratio of earnings to fixed charges (excluding captive finance subsidiaries) for the six months ended March 31, 1997 is 3.3.

  For purposes of computing the ratio of earnings to fixed charges, earnings represent pretax income from continuing operations plus fixed charges (net of capitalized interest). Fixed charges represent interest (whether expensed or capitalized) and one-third (the proportion deemed representative of the interest factor) of rents of continuing operations.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Debt Securities offered hereby will be used by the Company for the financing of future sales and leasing transactions with IKON customers, and for other corporate purposes. The Company expects to incur additional indebtedness in connection with its financing operations. However, the amount, timing and precise nature of such indebtedness have not yet been determined and will depend upon the volume of the Company's business, the availability of credit and general market conditions.

                        DESCRIPTION OF DEBT SECURITIES

  The following description sets forth the material terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which the general provisions described below may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

  Offered Debt Securities (as defined below) are to be issued under an Indenture, dated as of June 30, 1995, and a First Supplemental Indenture,
dated May   , 1997, between the Company and The Chase Manhattan Bank (formerly
Chemical Bank), as Trustee (together, the "Indenture"). The statements under this caption relating to the Debt Securities and the Indenture are summaries and do not purport to be complete. Such summaries make use of terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture and the cited provisions thereof, a copy of which is filed as an exhibit to the Registration Statement.

GENERAL

  The Debt Securities will be unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series.

  Reference is made to the Prospectus Supplement relating to the particular Debt Securities offered thereby (the "Offered Debt Securities") for the following terms of the Offered Debt Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the person to whom any interest shall be payable, if other than the person in whose name the Offered Debt Security is registered on the regular record date for such interest; (4) the date or dates on which the principal of the Offered Debt Securities will be payable; (5) the rate or rates per annum at which the Offered Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which such interest will accrue; (6) the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates; (7) the place or places where principal or (and premium, if any) and interest on Offered Debt Securities shall be payable; (8) any mandatory or optional sinking fund or analogous provisions; (9) if applicable, the price at which, the periods within which, and the terms and conditions upon which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at the option of the Company; (10) if applicable, the terms and conditions upon which the Offered Debt Securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional); (11) the portion of the principal amount of the Offered Debt Securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof; (12) the currency or currencies, including composite currencies, in which principal of (and premium, if any) and interest may be payable (which may be other than those in which the Offered Debt Securities are stated to be payable); (13) any index pursuant to which the amount of payments of principal of (and premium, if any) or interest may be determined; (14) whether all or any part of the Offered Debt Securities will be issued in the form of a Global Security or Securities and, if so, the Depositary for, and other terms relating to, such Global Security or Securities; and (15) any other terms of the Offered Debt Securities. (Section 301)

  Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities are to be issued as registered securities without coupons in denominations of $1,000 or any integral multiple of $1,000. (Section 302) No service charge will be made for any transfer or exchange of such Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith. (Section 305)

  The applicable Prospectus Supplement will describe any Special United States federal tax consequences and any other special considerations with respect to the Offered Debt Securities.

CERTAIN RESTRICTIONS

  1996 Support Agreement. The Indenture provides that the Company (1) will observe and perform in all material respects all covenants or agreements of the Company contained in the 1996 Support Agreement; (2) to the extent possible, will cause IKON to observe and perform in all material respects all covenants or agreements of IKON contained in the 1996 Support Agreement; and
(3) will not waive compliance under, amend in any material respect or terminate the 1996 Support Agreement; provided, however, that the 1996 Support Agreement may be amended or terminated if either (i) all the outstanding debt of the Company is repaid or (ii) the approval of holders of not less than 66 2/3% in principal amount of the Outstanding Securities of each series issued under the Indenture is obtained. (Section 1004A)

  Restrictions on Liens and Encumbrances. The Company will not create, assume or guarantee any Secured Debt (as defined below) without making effective provision for securing the Debt Securities (and, if the Company shall so determine, any other indebtedness of or guaranteed by the Company), equally and ratably with such Secured Debt. The term "Secured Debt" shall mean indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on any property of any character of the Company. This covenant does not apply to debt secured by (i) certain mortgages, pledges, liens, security interests or encumbrances in connection with the acquisition, construction or improvement of any fixed asset or other physical or real property by the Company, (ii) mortgages, pledges, liens, security interests or encumbrances on property existing at the time of acquisition thereof, whether or not assumed by the Company, (iii) mortgages, pledges, liens, security interests or encumbrances on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or at the time of sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company, (iv) mortgages, including mortgages, pledges, liens, security interests or encumbrances, on property of the Company in favor of the United States of America, any state thereof, or any other country, or any agency, instrumentality or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure certain payments pursuant to any contract or statute or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such mortgages, (v) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage, pledge, lien or encumbrance referred to in the foregoing clauses (i) to (iv), inclusive or (vi) any mortgage, pledge, lien, security interest, or encumbrance securing indebtedness owing by the Company to one or more wholly owned Subsidiaries. Notwithstanding the above, the Company may, without securing the Debt Securities, create, assume or guarantee Secured Debt which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of all Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) at such time does not exceed 5% of the Consolidated Net Tangible Assets. (Sections 101 and 1005)

  The Indenture provides that no consolidation or merger of the Company and no sale, conveyance or lease of the property of the Company, substantially as an entirety, shall be made with or to another corporation if as a result thereof any properties or assets of the Company would become subject to a lien or mortgage not permitted by the terms of the Indenture unless effective provision shall be made to secure the Debt Securities equally and ratably with (or prior to) all indebtedness thereby secured. (Section 801)

  The term "Consolidated Net Tangible Assets" shall mean as of any particular time the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any such liability that by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, trade names, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles. The term "Subsidiary" with respect to any Person means any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect directors is owned directly or indirectly by such Person or by one or more other corporations more than 50% of such stock of which is similarly owned or controlled. (Section 101)

THE TRUSTEE

  The Indenture contains certain limitations on the right of the Trustee, as a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. (Section 613) In addition, the Trustee may be deemed to have a conflicting interest and may be required to resign as Trustee if at the time of a default under the Indenture it is a creditor of the Company.

  The Chase Manhattan Bank, the Trustee under the Indenture, maintains a banking relationship with the Company and IKON.

EVENTS OF DEFAULT AND NOTICE THEREOF

  The following events are defined in the Indenture as "Events of Default" with respect to Debt Securities of any series: (a) failure to pay principal of or premium, if any, on any Debt Securities of that series when due; (b) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Securities of that series; (d) default in the performance, or breach, of any term or provision of the covenant described under "Certain Restrictions--1996 Support Agreement"; (e) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 60 days after written notice given to the Company by the Trustee or the holders of at least 10% in the principal amount of the Debt Securities outstanding and affected thereby; (f) default in payment of principal in excess of $15,000,000 or acceleration of any indebtedness for money borrowed in excess of $15,000,000 by the Company (including a default with respect to Debt Securities of any series other than that series), if such indebtedness has not been discharged or become no longer due and payable or such acceleration has not been rescinded or annulled, within 10 days after written notice given to the Company by the Trustee or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series; (g) certain events in bankruptcy, insolvency or reorganization of the Company; (h) certain events in bankruptcy, insolvency or reorganization of IKON or one of its subsidiaries if such event affects any significant part of the assets of the Company or any of its subsidiaries; and (i) any other Event of Default provided with respect to Debt Securities of such series. (Section 501)

  If an Event of Default with respect to Debt Securities of any series at the time outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities (as defined in the Indenture), such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities to be due and payable immediately; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount or outstanding Debt Securities of that series may rescind and annul such declaration and its consequences. (Section 502)

  Reference is made to the Prospectus Supplement relating to any series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to the principal amount of such Original Issue Discount Securities due upon acceleration upon the occurrence of an Event of Default and the continuation thereof.

  The Indenture provides that the Trustee, within 90 days after the occurrence of a default with respect to any series of Debt Securities, shall give to the holders of Debt Securities of that series notice of all uncured defaults known to it (the term default to mean the events specified above without grace periods), provided that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any Debt Securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of Debt Securities. (Section 602)

  The Company will be required to furnish to the Trustee annually a statement by certain officers of the Company to the effect that to the best of their knowledge the Company is not in default in the fulfillment of any of its obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default. (Section
1006)

  The holders of a majority in principal amount of the outstanding Debt Securities of any series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series, and to waive certain defaults. (Sections 512 and 513)

  Under the Indenture, record dates may be set for Acts of the holders with respect to Events of Default, declaring an acceleration, or rescission and annulment thereof, the direction of the time, method and place of conducting any proceeding for any remedy available to the Trustee, exercising any trust or power conferred on the Trustee, or waiving any default. (Sections 501, 502, 512 and 513)

  The Indenture provides that in determining whether the holders of the requisite principal amount of the outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof, and (ii) the principal amount of a Debt Securities denominated in a foreign currency or a composite currency shall be the U.S. dollar equivalent, determined on the basis of the rate of exchange on the business day immediately preceding the date of original issuance of such Debt Securities by the Company in good faith, of the principal amount of such Debt Securities (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined based on the rate of exchange prevailing on the business day immediately preceding the date of original issuance of such Debt Securities, of the amount determined as provided in (i) above). (Section 101)

  The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (Section 601) Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Debt Securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request. (Section 603)

  The covenants contained in the Indenture and the Debt Securities would not necessarily afford Holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect Holders.

MODIFICATION OF THE INDENTURE

  Modifications and amendments of the Indenture may be made by the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of the Outstanding Securities issued under the Indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without a consent of each holder of such Securities affected thereby: (1) change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such Securities; (2) reduce the principal amount of (or premium, if any) or the interest, if any, on any such Securities or the principal amount due upon acceleration of an Original Issue Discount Security;
(3) change the place or currency of payment of principal of (or premium, if any) or interest, if any, on any such Securities; (4) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Securities; (5) reduce the above-stated percentage of holders of Securities necessary to modify or amend the Indenture; or (6) modify the foregoing requirements or reduce the percentage of Outstanding Securities necessary to waive compliance with certain provisions of the Indenture or for waiver of certain defaults. A record date may be set for any Act of the holders with respect to consenting to any amendment. (Section 902)

                             PLAN OF DISTRIBUTION

  The Company may sell Debt Securities to or through one or more underwriters or dealers and also may sell Debt Securities to other investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Debt Securities will be named in the Prospectus Supplement. The underwriters or agents may include one or more of Lehman Brothers Inc., Chase Securities Inc., Goldman, Sachs & Co. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated or a group of underwriters represented by one or more of such firms or may be one or more other firms.

  Underwriters or agents may offer and sell the Debt Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the Debt Securities, underwriters or agents may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Debt Securities for whom they may act as agent. Underwriters or agents may sell the Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

  The Company does not expect to list the Debt Securities. The Debt Securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

  Any underwriters or agents participating in the distribution of the Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters or agents may be entitled, under agreements entered into with the Company, to indemnification against or contribution toward certain civil liabilities under the Securities Act.

  During and after an offering, underwriters may purchase and sell the Debt Securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Debt Securities, and syndicate short positions involve the sale by the underwriters of a greater number of Debt Securities than they are required to purchase from the Company in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Debt Securities sold in the offering for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Debt Securities, which may be higher than the price that might otherwise prevail in the open market.

  Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for, the Company in the ordinary course of business.

                          VALIDITY OF DEBT SECURITIES

  The validity of the Debt Securities will be passed upon for the Company by William F. Drake, Jr., General Counsel of IKON, and for any underwriters or agents by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004. As of April 30, 1997, Mr. Drake beneficially owned 157,037 shares of Common Stock of IKON, including 741 shares over which he has the right to acquire beneficial ownership through the exercise of stock options granted under IKON'S stock option plans. Sullivan & Cromwell from time to time performs legal services for IKON.

                                    EXPERTS

  The financial statements of IKON Capital, Inc. appearing in IKON Capital, Inc.'s Annual Report (Form 10-K) for the year ended September 30, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                     ------------------------------------
                     ------------------------------------

 NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER, BY THE AGENTS OR BY ANY OTHER PERSON. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR ANY PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAD BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER SINCE THE DATE HEREOF.

                              ------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                             Prospectus Supplement

Description of Notes.......................................................  S-3
Important Currency Information............................................. S-22
Currency Risks............................................................. S-22
Certain United States Federal Income
 Tax Consequences.......................................................... S-24
Supplemental Plan of Distribution.......................................... S-32

                                  Prospectus

Available Information......................................................    2
Incorporation of Certain Documents
 by Reference..............................................................    2
Forward-Looking Information................................................    3
The Company................................................................    3
Relationship with IKON Office
 Solutions, Inc............................................................    3
Use of Proceeds............................................................    6
Description of Debt Securities.............................................    7
Plan of Distribution.......................................................   11
Validity of Debt Securities................................................   11
Experts....................................................................   12

                     ------------------------------------
                     ------------------------------------
                     ------------------------------------
                     ------------------------------------

                                $2,073,250,000

                              IKON CAPITAL, INC.

                          MEDIUM-TERM NOTES, SERIES C
                            WITH MATURITIES OF NINE
                              MONTHS OR MORE FROM
                                 DATE OF ISSUE


                              ------------------

                                  PROSPECTUS
                              Dated May   , 1997

                                      AND

                             PROSPECTUS SUPPLEMENT
                              Dated May   , 1997

                              ------------------



                                LEHMAN BROTHERS

                             CHASE SECURITIES INC.

                             GOLDMAN, SACHS & CO.

                              MERRILL LYNCH & CO.


                     ------------------------------------
                     ------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION:*

  The following is an itemized statement of expenses of the Company in connection with the issue of the Debt Securities.

      Registration fee.............................................. $  606,061
      Rating Agency fees............................................ $  435,000
      Fees and expenses of Trustee.................................. $   10,000
      Printing expenses............................................. $   50,000
      Accountants' fees and expenses................................ $   15,000
      Counsel fees and expenses..................................... $   60,000
      Blue Sky qualification and legal investment survey............ $   10,000
      Miscellaneous................................................. $   10,000
                                                                     ----------
        Total....................................................... $1,196,061
                                                                     ==========

--------
* All amounts are estimates except for the registration fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  As permitted by Delaware law, under which the Company is incorporated, the Company's Articles of Incorporation and By-Laws provide that officers and directors of the Company shall be indemnified for expenses (including attorneys' fees) reasonably incurred in the successful defense of a suit or proceeding brought by reason of such persons being officers or directors of the Company.

  If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under the By-Laws against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, if he had no reasonable cause to believe his conduct was unlawful.

  If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to the Company, he cannot be indemnified unless specific court approval is obtained.

  The Company has purchased liability insurance policies covering its directors and officers to provide protection where the Company cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based upon an alleged breach of fiduciary duty or other wrongful act.

ITEM 16. EXHIBITS.

    1   --Form of Distribution Agreement.
    4.1 --Indenture between the Registrant and The Chase Manhattan Bank (formerly Chemical Bank), as Trustee (filed as Exhibit 4 to the Company's Registration Statement on Form S-3, file no. 33-59227).
    4.2 --Form of First Supplemental Indenture between the Registrant and The Chase Manhattan Bank, as Trustee.

    5   --Opinion of William F. Drake, Jr. as to legality of the Debt
          Securities being registered.
   12.1 --IKON Capital, Inc. Statement Setting Forth Computation of Ratio of
          Earnings to Fixed Charges.
   12.2 --IKON Office Solutions, Inc. and Subsidiaries Statement Setting Forth
          Computation of Ratio of Earnings to Fixed Charges.
   12.3 --IKON Office Solutions, Inc. and Subsidiaries Statement Setting Forth
          Computation of Ratio of Earnings to Fixed Charges (Excluding Captive
          Finance Subsidiaries).
   23.1 --Consent of William F. Drake, Jr. (included in Exhibit 5).
   23.2 --Consent of Ernst & Young LLP.
   25   --Form T-1 Statement of Eligibility under the Trust Indenture Act of
          1939 of The Chase Manhattan Bank.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes the following (as set forth in paragraphs (1) through (5) below):

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information, with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 hereof, or otherwise, (but that term shall not include the insurance policies referred to in Item 15) the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Valley Forge, Pennsylvania, on the 14th day of May, 1997.

                                          IKON CAPITAL, INC.

                                                   /s/ Harry G. Kozee
                                          By: _________________________________
                                                     HARRY G. KOZEE

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 14th day of May, 1997.

            SIGNATURE
                                               TITLE

      /s/ Richard P. Maier         President (Principal Executive
---------------------------------  Officer)
        RICHARD P. MAIER

       /s/ Harry G. Kozee          Vice President (Principal
---------------------------------  Accounting and Financial
         HARRY G. KOZEE            Officer)

     /s/ Kurt E. Dinkelaker        Director
---------------------------------
       KURT E. DINKELAKER

                                    EXHIBITS

                                                                  SEQUENTIALLY
 EXHIBIT                                                            NUMBERED
 NUMBER                          EXHIBIT                              PAGE
 -------                         -------                          ------------
   1     --Form of Distribution Agreement
   4.1   --Indenture between the Registrant and The Chase
           Manhattan Bank (formerly Chemical Bank), as Trustee
           (filed as Exhibit 4 to the Company's Registration
           Statement on Form S-3, file no 33-59227).
   4.2   --Form of First Supplemental Indenture between the
           Registrant and The Chase Manhattan Bank, as Trustee.
   5     --Opinion of William F. Drake, Jr., General Counsel of
           IKON Office Solutions, Inc., as to legality of the
           Debt Securities being registered.
  12.1   --IKON Capital, Inc. Statement Setting Forth
           Computation of Ratio of Earnings to Fixed Charges.
  12.2   --IKON Office Solutions, Inc. and Subsidiaries
           Statement Setting Forth Computation of Ratio of
           Earnings to Fixed Charges.
  12.3   --IKON Office Solutions, Inc. and Subsidiaries
           Statement Setting Forth Computation of Ratio of
           Earnings to Fixed Charges (Excluding Captive Finance
           Subsidiaries).
  23.1   --Consent of William F. Drake, Jr., General Counsel of
           IKON Office Solutions, Inc. (included in Exhibit 5).
  23.2   --Consent of Ernst & Young LLP.
  25     --Form T-1 Statement of Eligibility under the Trust
           Indenture Act of 1939 of The Chase Manhattan Bank.